                                                                    EXHIBIT 99.2

[OfficeMax  letterhead]

                                 April 8, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Certification Pursuant to Section 906 of the
          Sarbanes-Oxley Act of 2002
          --------------------------------------------

Ladies and Gentlemen:

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Annual Report on Form 10-K of OfficeMax, Inc. (the "Company") for the year ended January 25, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, that, to such officer's knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.


       /s/ Michael Feuer
--------------------------------
Name:  Michael Feuer
Title: Chief Executive Officer


        /s/ Michael F. Killeen
--------------------------------
Name:  Michael F. Killeen
Title: Senior Executive Vice President,
       Chief Financial Officer


     A signed original of this written statement required by Section 906 has been provided to OfficeMax, Inc. and will be retained by OfficeMax, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.